ESQUIRE® BANK

INTERNAL USE ONLY
Merchant # ____________
Hierarchy ____________

MERCHANT APPLICATION AND AGREEMENT

MERCHANT NAME (DBA OR TRADE NAME): McGraw Conglomerate Corporation	CORPORATE / LEGAL NAME: McGraw Conglomerate Corporation
LOCATION ADDRESS: 711 Berkshire Court	CORPORATE ADDRESS: 711 Berkshire Court
CITY: Downers Grove; STATE: IL; ZIP: 60516	CITY: Downers Grove; STATE: IL; ZIP: 60516
CONTACT TELEPHONE: 888-525-0010; CONTACT EMAIL ADDRESS: ceo@mcgrawusa.com	CONTACT TELEPHONE: 888-525-0010; FAX NUMBER: 480-287-9870; FEDERAL TAX ID#: 81-4053066

YEARS IN BUSINESS: .5	DOES THIS LOCATION CURRENTLY ACCEPT VISA/ MASTERCARD/DISCOVER® NETWORK/AMERICAN EXPRESS®? ☒NO ☐YES	AVERAGE TICKET / MAXIMUM TICKET: $ $	TYPE OF GOODS OR SERVICES: Stock
WEBSITE ADDRESS www. mcgrawusa.com	CURRENT PROCESSOR:	MONTHLY VOLUME: $	CUSTOMER SERVICE #:
NUMBER OF LOCATIONS: 1	*MUST PROVIDE 2 MONTHS PREVIOUS PROCESSOR STMTS*	PLEASE CHOOSE MAILING ADDRESS: ☐DBA ADDRESS ☐LEGAL ADDRESS	MCC/SIC CODE:

PAYMENT CARD INDUSTRY DATA SECURITY STANDARD: MUST PROVIDE COPY OF SELF ASSESSMENT QUESTIONNAIRE. IF APPLICABLE, MUST PROVIDE CERTIFICATE OF COMPLIANCE.

OWNERSHIP: MUST PROVIDE DOCUMENTATION
☐INDIVIDUAL / SOLE PROPRIETOR ☐PARTNERSHIP
☐CORPORATION ☐GOVERNMENT ☐LLC
☐NON-PROFIT *(MUST PROVIDE 501C3 LETTER)*
☒PUBLICLY TRADED ☐PA/PC
STOCK SYMBOL (If publicly traded)

LOCATION
BUILDING TYPE: ☐SHOPPING CENTER ☐OFFICE BUILDING ☐INDUSTRIAL BUILDING ☒RESIDENCE
MERCHANT: ☒OWNS ☐RENTS
AREA ZONED: ☐COMMERCIAL ☐INDUSTRIAL ☒RESIDENTIAL
SQUARE FOOTAGE: ☐0-500 ☐501-2,500 ☐2,501-5,000 ☒5,001-10,000 ☐10,000+

PRINCIPALS: *(Please provide copy of driver's license for each signing principal)*

1.PRINCIPAL NAME: FIRST: Kinney	MIDDLE: L	LAST: McGraw	SSN: 352801665	% OWNERSHIP:	TITLE: CEO
HOME ADDRESS: 711 Berkshire Court			CITY: Downers Grove	STATE: IL	ZIP: 60516
HOME PHONE: 708-328-0931	DRIVERS LICENSE NUMBER AND EXP DATE: M26051272214		DATE OF BIRTH: 07/28/72		
2.PRINCIPAL NAME: FIRST:	MIDDLE:	LAST:	SSN:	% OWNERSHIP:	TITLE:
HOME ADDRESS:			CITY:	STATE:	ZIP:
HOME PHONE:	DRIVERS LICENSE NUMBER AND EXP DATE:		DATE OF BIRTH:		

HAVE MERCHANT OR OWNERS / PRINCIPALS EVER FILED: ☐BUSINESS BANKRUPTCY ☒PERSONAL BANKRUPTCY ☐NEVER FILED
(If yes, please explain) filed and withdrawn

HAVE MERCHANT OR OWNERS / PRINCIPALS EVER BEEN TERMINATED FROM ACCEPTING BANKCARDS FOR THIS BUSINESS OR ANY OTHER BUSINESSES? ☒NO ☐YES
(If yes, please explain)

	ACCOUNT #	CONTACT	TELEPHONE NUMBER	FAX NUMBER
BANK REFERENCE: Fifth Third	7239334233	manager	815-838-1020	
TRADE REFERENCE: Fifth third	071923909	manager	815-838-1020	
TRADE REFERENCE: Fifth Third				

Merchant Initials KM

SALES METHOD (MUST EQUAL 100%)

RETAIL SWIPED ______ %

KEYED WITH SIGNATURE AND IMPRINT ______ %

MAIL/PHONE ______ % (KEYED WITHOUT SIGNATURE AND IMPRINT)

(INBOUND CALLS ______ % / OUTBOUND CALLS ______ %)

INTERNET 100 % ACH ______ %

BANK ACCOUNT INFORMATION

ATTACH VOIDED CHECK FOR THE CHECKING ACCOUNT WHERE FUNDS ARE TO BE DEPOSITED.

ROUTING NUMBER 071923909

ACCOUNT NUMBER 7902014666

FEE SCHEDULE

Visa/MasterCard/Discover/AXP Qualified Credit Card Discount Rate (for Tiered/Flat)	______ % or Pass Thru I/C Plus 0.95 BP	
Visa/MasterCard/Discover/AXP Qualified Check Card Discount Rate (for Tiered/Flat)	______ % or Pass Thru I/C Plus ______ BP	
Visa/MasterCard/Discover/AXP Authorization Fee	0.20	
Monthly Management Fee	$20.00	
Online Service Fee	______	
Monthly Minimum Fee	______	
Annual Fee	______	
PIN Debit Transaction Fee	0.20	(Plus Network Fees)
Batch Fee	0.50	
Chargeback Fee	$25.00	
ACH Reject Fee	______	
Retrieval Fee	$5.00	
Voice Authorization Fee	______	
Operated Assisted Voice Auth Fee	______	

AVS Transaction Fee	______
Early Termination Fee	______
EBT Transaction Fee	______
EBT Statement Fee	______
Other Fee (please specify)	______
______	
For 3-Tier Pricing:	
Visa/MC/Disc/AXP Mid Qual	______ %
Visa/MC/Disc/AXP Non Qual	______ %
Government Compliance Fee	2.00
TIN Mismatch Fee	______
Monthly PCI Fee	______
PCI Non-Compliance Fee	______

☒ BY CHECKING THIS BOX, MERCHANT OPTS OUT OF RECEIVING FUTURE COMMERCIAL MARKETING COMMUNICATIONS FROM AMERICAN EXPRESS.

MERCHANT ACCEPTANCE AND GREEMENT

By executing this Merchant Application on behalf of the merchant described above (the "Merchant"), the undersigned individual(s): (i) represent(s) and warrant(s) that all information contained in this Merchant Application is true, correct and complete as of the date of this Merchant Application, and that such individual(s) have the requisite corporate power and authority to complete and submit this Merchant Application and make and provide the acknowledgements, authorizations and agreements set forth below, both on behalf of the Merchant and individually; (ii) acknowledge(s) that the information contained in this Merchant Application is provided for the purpose of obtaining, or maintaining a merchant account with Bank on behalf of the Merchant; (iii) authorize Bank to investigate the credit of the Merchant and each person listed on this Merchant Application; (iv) agree, on behalf of the Merchant and in the event this Merchant Application is accepted and executed by Bank, to the Fee Schedule set forth above and to the Terms and Conditions included with and incorporated into this Merchant Agreement. **Merchant understands that this Agreement shall not take effect until Merchant has been approved by Bank and a merchant number is issued.**

Merchant: McGraw Canblomerate Corp
Print Legal Name of Merchant Business

Esquire Bank: ______________________
(Signature)

Date: 4-12-17

____
(Name and Title)

Principal 1: [signature] Title: ______________
(Signature of Principal/Owner)

Principal 2: ______________________ Title: ______________
(Signature of Principal/Owner)

PERSONAL GUARANTEE

In consideration of Bank's acceptance of this Agreement, the undersigned Guarantor (jointly and severally if more than one) unconditionally guarantees the performance of all obligations of Merchant to Bank under the Agreement, and payment of all sums due there under, and in the event of default, hereby waives notice of default and agrees to indemnify Bank for all funds due from Merchant pursuant to the terms of the Agreement. Guarantor waives any and all rights of subrogation, reimbursement or indemnity derived from Merchant, and further waives any and all rights or defenses arising by reason of any modification or change in the terms of the Agreement whatsoever, including, without limitation, the renewal, extension, acceleration, or other change in the time any payment or other performance there under is due, and / or any change in any interest or discount rate or fee there under. Guarantor confirms that Guarantor, collectively or individually, is a party to the Agreement, and unconditionally and specifically authorizes Bank or their authorized agents, to debit any overdue fees, costs, chargebacks, fines, fees, penalties, expenses or obligations under the Agreement and / or any contractual relationship with Bank from any personal checking account or other account owned or controlled by Guarantor, and further to report any default hereunder on Guarantor's personal Credit Bureau Report. Guarantor agrees to pay all costs and expenses of whatever nature, including attorneys' fees and other legal expenses, incurred by or on behalf of Bank in connection with the enforcement of this Guaranty.

Guarantor #1: [signature] Date: 4-12-17

Guarantor #2: ______________________ Date: ______________

PLEASE DESCRIBE YOUR REFUND / RETURN POLICY:

____

PLEASE LIST ALL THIRD PARTY PAYMENT PROCESSORS MERCHANT DOES BUSINESS WITH:
(I.E. VARS, GATEWAYS AND ANY OTHER PARTY THAT TOUCHES CARDHOLDER DATA)

____

____

SITE INSPECTION SURVEY

Inventory maintained: ☐ On site ☐ Warehouse off site ☐ Fulfillment center

Please provide fulfillment center name & address ______________________

Was the off site location visited? ☐ Yes ☐ No If No, please provide explanation: ______________________

Does the amount of inventory on shelves, floor and in warehouse appear consistent with this type of business and credit card volume?

☐ Yes ☐ No If no, please explain: ______________________

Does location have sufficient staff, telephone lines and other equipment to meet anticipated sales volume?

☐ Yes ☐ No If no, please explain: ______________________

Does the signage inside and outside match the goods or services sold listed on the application?

☐ Yes ☐ No If no, please explain: ______________________

Type of Building:

☐ Office Bldg. Suite ☐ Separate Bldg ☐ Shopping Center/Mall ☐ Residence-Home or Apt. ☐ Other: ______________

Zoning:

☐ Commercial ☐ Industrial ☐ Residential

Sq. Footage of Business: ☐ 0-500 ☐ 501-1000 ☐ 1001-2000 ☐ 2001-4000 ☐ Other ______________ (est. sq. ft.)

Merchant: ☐ Owns ☐ Leases Name & address Landlord/ Mgt. Co: ______________________

ATTACH MINIMUM OF ONE INSIDE PICTURE, ONE OUTSIDE PICTURE.

I hereby verify that I have inspected the business premises of the merchant at this address and the information stated above is correct to the best of my knowledge and belief.

Inspected By (Print Name): ______________________

Signature: ______________________ Date: ______________

Merchant Initials [initials]

BANK DISCLOSURE

Member Bank Information:

Esquire Bank
100 Jericho Quadrangle, Suite 100
Jericho, NY 11753

Important Bank Responsibilities:

1. Esquire Bank is the **only** entity approved to extend acceptance of VISA products directly to a Merchant.
2. Esquire Bank must be a principal (signor) to the Merchant Agreement.
3. Esquire Bank is responsible for educating Merchants on pertinent VISA Operating Regulations with which Merchants must comply.
4. Esquire Bank is responsible for and must provide settlement funds to the Merchant.
5. Esquire Bank is responsible for all funds held in reserve that are derived from settlement.

Important Merchant Responsibilities:

1. Ensure compliance with cardholder data security and storage requirements.
2. Maintain fraud and chargebacks below thresholds.
3. Review and understand the terms of the Merchant Agreement.
4. Comply with VISA Operating Regulations.

The responsibilities listed above do not supersede terms of the Merchant Agreement and are provided to ensure the Merchant understands some important obligations of each party and that the VISA Member—Esquire Bank—is the ultimate authority should the Merchant have any problems.

[signature] 4-12-17

Merchant's Signature | Date

Kinney McBran

Merchant's Printed Name & Title

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
MCGRAW CONGLOMERATE CORPORATION

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☒ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▸
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▸

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any)
Exemption from FATCA reporting code (if any)
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)
711 Berkshire Court

Requester's name and address (optional)

6 City, state, and ZIP code
Downers Grove, IL 60516

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
[ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]

or

Employer identification number
8 1 - 4 0 5 3 0 6 6

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here Signature of U.S. person ▸ [signature] Date ▸ 4/16/17

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

MERCHANT AGREEMENT

In consideration of the mutual promises and covenants contained in this Merchant Agreement ("Agreement"), and the agreement of Merchant to participate in the card processing services program established by Bank, the parties agree as follows:

1. Parties. The parties to this Agreement are ESQUIRE BANK, a federally chartered bank whose address is 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 ("Bank"), __________, a ________, whose address is ______________ ("ISO"), and the Merchant set forth on the Merchant Application form to which this Agreement is attached ("Merchant").

2. Definitions. For the purposes of this Agreement and the Schedules referred to herein, the following definitions apply unless the context otherwise requires:

"Address Verification" means a service that allows Merchant to verify the home address of Cardholders with the relevant issuer.

"Applicable Law" means: (i) all applicable federal, state and local laws, rules and regulations; and (ii) the Rules.

"Association(s)" means VISA U.S.A., Inc. ("Visa"), MasterCard International Incorporated ("MasterCard") and Discover Financial Services LLC ("Discover").

"Authorization" means an affirmative response, by or on behalf of an Issuer to a request to effect a Transaction, that a Transaction is within the relevant Cardholder's available credit limit and that the Cardholder has not reported the Card lost or stolen. All Transactions requiring Authorization by the Associations must be authorized.

"Authorization Center" means the facility or facilities designated from time to time by Bank or ISO to which Merchant shall submit all requests for Authorization.

"Business Day" means any day other than: (i) a Saturday or Sunday; or (ii) a day on which banking institutions in New York are authorized by law or executive order to be closed (and on which Bank is in fact closed).

"Card(s)" means either a Visa, MasterCard or Discover credit card, debit card (or other similar card that requires a PIN for identification purposes), or pre-paid, stored-value or gift card.

"Cardholder" means a person authorized to use a Card.

"Chargeback" means a Transaction that Bank returns to Merchant pursuant to this Agreement.

"Forced Sale" means a sales Transaction processed without an approved electronic Authorization number being obtained for the full amount of the sales Transaction at the time the Transaction is processed.

"Full Recourse Transactions" means mail orders, telephone orders, e-commerce (Internet) orders, Pre-Authorized Recurring Order Transactions, and other "card not present" sales.

"Issuer" means a member of an Association that enters into a contractual relationship with a Cardholder for the issuance of one or more Cards.

"Merchant Statement" means an itemized monthly statement of all charges and credits to the Operating Account (as that term is defined in Section 5 of this Agreement).

"Monthly Chargeback Violation," for any given calendar month, means that more than five Chargebacks have been processed in that month and that the Transaction Chargeback Ratio for that month is equal to or greater than 1%.

"Mid-Qualified Transactions" means any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Non-Qualified Transactions" means: (i) any Transaction submitted for processing more than 48 hours past the time the Authorization occurred; (ii) any Transaction missing required data; and (iii) any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Normal Transaction" means a Transaction in which the Card is swiped through or dipped in a terminal, register or other device, capturing the Card information encoded on the Card's magnetic strip.

"Pre-Authorized Recurring Order Transaction" means a Transaction that has been pre-authorized by the Cardholder and for which the goods or services are to be delivered or performed in the future by Merchant without having to obtain approval from the Cardholder each time.

"Qualified Transactions" means any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Rules" means all rules, regulations, by-laws, standards and procedures adopted and/or amended from time to time by the Associations (including, without limitation, the Payment Card Industry Data Security Standard), Bank and each relevant Issuer.

"Services" means the transaction processing services described on the attached Schedule A, as the same may be amended from time to time by Bank, in its sole discretion.

"Transaction" means the acceptance of a Card or information embossed on the Card for payment for goods sold and/or leased or services provided to Cardholders by Merchant and receipt of payment from Bank, whether the Transaction is approved, declined, or processed as a Forced Sale. The term "Transaction" also includes credits, errors, returns and adjustments.

"Transaction Chargeback Ratio," for any given calendar month, means the number of Chargebacks processed in that month divided by the total number of Transactions processed in that month.

3. Services Provided to Merchant. During the term of this Agreement, subject to the terms and conditions of this Agreement: (i) ISO shall provide technical documentation as needed, and technical support and customer support (including, without limitation, Authorization, settlement and Chargeback processing and reporting), twenty-four hours each day, seven days each week, in order to allow Merchant to accept and process Transactions; and (ii) Bank shall provide the Services to Merchant.

4. Term. This Agreement shall become effective when all parties sign the Merchant Application form to which this Agreement is attached (or in connection with which this Agreement is provided) and, unless sooner terminated, shall remain in effect for a term of three (3) years. This Agreement shall renew automatically for successive terms of three (3) years each, unless any party provides written notice of termination to the other parties at least 90 days prior to the end of the then-current term. All existing obligations, warranties, indemnities and agreements with respect to Transactions entered into before such termination shall remain in full force and effect, and, regardless of any such termination, Merchant shall remain liable for all obligations to Cardholders and Bank that are incurred while this Agreement is in effect.

5. Merchant Operating Account. Prior to accepting any Cards, Merchant shall establish a demand deposit account at Bank, or at a financial institution approved by Bank (the "Operating Account"), through which fees, charges and credits due to Merchant in accordance with this Agreement may be processed. Merchant authorizes Bank to debit all amounts Merchant owes Bank hereunder or any other agreement entered into between Merchant and Bank from the Operating Account, whether maintained at Bank or another financial institution, at times deemed appropriate by Bank, through the ACH Banking Network or by a manual debit of the Operating Account. Merchant waives any and all claims for loss or damage arising out of any such charges or debits to the Operating Account.

6. Reserve Account. Upon, or at any time after, execution of this Agreement, Bank may establish a reserve account at Bank (the "Reserve Account") in such amount as Bank from time to time may determine in its sole discretion. Bank may fund the Reserve Account by deducting amounts from payments due to Merchant, by effecting a charge against Merchant's Operating Account or against any of Merchant's accounts at Bank, or by demanding payment from Merchant (which payment Merchant shall make within ten (10) days after receipt of any such demand). The Reserve Account will be maintained for a minimum of nine months after the date on which this Agreement terminates or until such time as Bank determines that the release of the funds to Merchant is prudent, in the best interest of Bank, and commercially reasonable, and that Merchant's account with Bank under this Agreement and any other agreement entered into between Merchant and Bank is fully resolved. Merchant and ISO acknowledge and agree that only Bank, and not ISO, may authorize or effect any release of funds from the Reserve Account. Bank may withdraw funds from the Reserve Account at any time to offset any indebtedness of Merchant to Bank that may arise out of or relate to the obligations of Merchant under this agreement (including, but not limited to, Chargebacks and fees) or to offset any other indebtedness of Merchant to Bank under any other agreement entered into between Merchant and Bank. Upon expiration of this nine-month period, any balance remaining in the Reserve Account will be paid to Merchant. Bank will inform Merchant in writing of any charges debited to the Reserve Account during this nine-month period. Notwithstanding the foregoing, Bank, in its sole discretion, may release funds from the Reserve Account prior to the expiration of such nine-month period based on its assessment of the risks associated with effecting such release.

7. Fees. Merchant shall pay to Bank all fees specified on *Schedule A*, as amended by Bank from time to time. For each Transaction, Bank will charge Merchant as follows:

(a) An amount ("Merchant Discount Fees") equal to a specified percentage of the total cash price of each sales and cash withdrawal Transaction ("Merchant Discount Rate");

(b) A specified amount per Transaction ("Transaction Fee"); and

(c) A specified amount per Authorization ("Authorization Fee").

The Merchant Discount Rate, Authorization Fees and Transaction Fees are set forth on *Schedule A*. Different Merchant Discount Rates may apply to Qualified, Mid-Qualified and Non-Qualified Transactions, as shown on *Schedule A*. Merchant agrees that Bank will, and authorizes Bank to, deduct Merchant Discount Fees from the Operating Account or Reserve Account on a daily basis unless a monthly basis is specified on *Schedule A*. Merchant also agrees to pay to Bank the amount of any fees, charges or penalties assessed against Bank by any Association or Issuer for Merchant's violation of any Applicable Law. Merchant shall pay Bank for any other services provided to Merchant by Bank and for all other fees shown on *Schedule A*, including, but not limited to, monthly minimum fees, Chargeback fees and customer service fees.

8. Billing. All amounts Merchant owes to Bank, for any reason, may be charged to the Operating Account or Reserve Account, recouped by adjustment to any credits due to Merchant, or set off against any account or property Bank holds for or on behalf of Merchant.

9. Security Interest. As security for the performance by Merchant of all of its obligations under this Agreement, Merchant hereby grants to Bank a security interest in: (i) the funds held in the Operating Account and in the Reserve Account; and (ii) any inventory with respect to which a Transaction has occurred but has not yet been fulfilled. Merchant will execute and deliver to Bank such documents, in form satisfactory to Bank, as Bank may reasonably request in order to perfect Bank's security interest in the Operating Account, Reserve Account and such inventory, and will pay all costs and expenses associated with filing the same or this Agreement in all public filing offices, where filing is deemed by Bank to be necessary or desirable. Bank is authorized to file financing statements relating to the

1004

MCGRAW CONGLOMERATE CORPORATION
711 BERSHIRE CT
DOWNERS GROVE, IL 60516

DATE________________ 70-2390/719

PAY TO THE
ORDER OF________________________ $

________________________________ DOLLARS

VOID

FIFTH THIRD BANK

FOR________________________

001004 071923909 7902014666

Section A: Contact Information—PLEASE PRINT CLEARLY				
Company Name McGraw Conglomerate Corporation				
Address 711 Berkshire Court, Downers Grove, IL 60516				
Business Telephone Number 888-525-0010	Company CIF Key	TIN 81-4053066	User Group	Wires Capability (Yes/No):

Section B: Accounts to be added to Online Banking

SIGNER 1	SINGER 2	SINGER 3

Section C: Authorized Users—PLEASE PRINT CLEARLY		
1	**First Name** Kinney	**Last Name** McGraw
	Cell Number 708-328-0931	**Email Address** ceo@mcgrawusa.com
	Desired Login ID (Minimum 6 Characters): kinneylee	
2	**First Name**	**Last Name**
	Cell Number	**Email Address**
	Desired Login ID (Minimum 6 Characters):	
3	**First Name**	**Last Name**
	Cell Number	**Email Address**
	Desired Login ID (Minimum 6 Characters):	

Section D: Client Agreement and Authorization

By signing below, I represent and certify that I am a duly authorized signer on the Banking Resolution of the business designated in Section A and the accounts designated for enrollment in Esquire Bank's Online Banking and I have full authority to enter into this agreement and delegate authority as specified herein on behalf of the business.

• I am enrolling the business into Esquire Bank's Online Banking as indicated on this enrollment form and I agree that the business agrees to and will comply with the Esquire Bank's Online Banking Agreement and other agreements governing the accounts and services used within Esquire Bank Online. The business and all designated users agree to the terms of the Esquire Bank Online User Agreement.

• I acknowledge that the authorities I delegate to each user and the procedures I have established in this enrollment form meet the security requirements of the business.

• I understand that as user / system administrator designated in Section C, I will have the following capabilities with respect to the business listed in Section A

○ Unlimited access to: 1) view balances information reporting, check images, statements; 2) create and execute any financial transaction permissible through the Esquire Bank Online including internal transfers (including loan repayments and line of credit draws-downs on select credit products), wire transfers, bill payments for any available amount on any linked business account 3) submit stop payment request.

○ Also I can perform functions as user / system administrator for linked accounts such as adding new users, deleting users, modifying user entitlements, including his/her own and other system administrators and can enable/disable the ability to perform financial transactions for any user, and a system administrator can apply equally to the linked accounts.

• I authorize Esquire Bank to honor electronic instructions, including instructions to 1) transfer money internally (including loan repayments and credit draw downs on select credit products), 2) send wire transfers to designated third parties 3) make bill payments to designated payees, 4) link and view any credit product, and 5) conduct any other financial activity permissible on Esquire Bank Online. I understand that Esquire Bank follows these instructions when the password(s) and the user identification(s) designated on this form have been properly entered into the Esquire Bank Online System.

Authorized Signature: [signature] **Date:** 4-12-17

BANK USE ONLY:
RM /CSR: ____________ **INMO Submission:** ☐ Yes ☐ No

Date Received:	Processed By:

ESQUIRE BANK

64 Court Street
Brooklyn, NY 11201

320 Old Country Rd., Ste 101
Garden City, NY 11530

(718) 222-5066
(800) 996-0213
www.esquirebank.com

Business Banking — General Deposit Resolution for Corporations

I, the undersigned, Secretary (or Assistant Secretary) of McGraw Conglomerate Corporation

a Delaware corporation, located at 711 Berkshire Ct Downers Grove IL 60516 corporation,

(the "Corporation") **DO HEREBY CERTIFY** that at a meeting of the Board of Directors of the Corporation, duly held on the 12 day of April a quorum being present and acting throughout, the following resolution was unanimously adopted and recorded in the minutes of the Corporation, kept by me, and are in accord with and pursuant to the charter and bylaws of the Corporation, and are now in full force and effect:

RESOLVED, that

1. Esquire Bank (hereinafter referred to as 'Bank') be and is hereby designated as a provider of banking services to this Corporation;
2. The following persons (Indicate below the full names, or the titles, of the signatories. If two or more are designated, then clearly indicate in what manner they are to sign, whether singly or jointly) Kinney McGraw CEO

   are authorized:

   a. To open deposit accounts at Bank;
   b. To apply to Bank for credit, to borrow money, with or without security, and to access overdraft lines of credit;
   c. To contract for any services offered by Bank, including (without limitation) electronic account access and management services;
   d. To submit for deposit and/or collection for the account of this Corporation all checks, drafts, notes or other instruments for the payment of money; and the bank is authorized to accept such instruments, whether or not endorsed by this Corporation, without inquiry as to the circumstances of the endorsement or lack thereof, it being understood that each such instrument shall be deemed to be unqualifiedly endorsed by this Corporation;
   e. To make deposits of currency for the account of this Corporation;
   f. To sign checks, drafts or other orders with respect to any funds to the credit of this Corporation, including checks, drafts or orders in favor of any individual designated above, and to issue stop payment instructions with reference to any of the above;
   g. To make withdrawals or transfers of funds from accounts in the name of this Corporation, and to transfer funds between such accounts, by any means authorized by Bank, including (without limitation) use of a negotiable instrument, withdrawal ticket, a debit card, a credit card, a terminal or other electronic or telephone device, including such as may cause overdrafts.
   h. To conduct any and all other lawful business with Bank. Should any check drawn by the Corporation result in an overdraft, interest may be charged each day on the amount of the overdraft at the maximum rate permitted by law.
3. (Applicable to Companiess designating joint signing authority)

   The Corporation acknowledges that the above joint signatory designation is a statement of its own internal policy and not a service offered by Bank. Further, the Corporation has been offered Bank's online service that can provide the Corporation with a systemic method of controlling the signature limitation.

   The Corporation agrees that Bank assumes no responsibility for the payment of a check, draft, or other item drawn on any Corporation account or for any withdrawal from any account which is honored and bears only a single authorized signature of one of the individuals designated above.
4. The designated authorized person(s) in this Resolution are individually empowered to delegate to other persons the authority to perform transactions with respect to the accounts of this Corporation and to change and revoke such delegations from time to time; the Bank is entitled to rely upon such delegations of authority and to accept instructions from such other persons as being fully authorized by this Corporation.
5. The Bank is hereby authorized to accept for deposit, for credit, for discount, for collection, or otherwise, any and all instruments deposited by or on behalf of the Corporation, whether or not endorsed by any person or by stamp or other impression in the name of the Corporation, without inquiry as to the circumstances of the endorsement or lack of endorsement or the disposition of the proceeds.
6. The Bank is authorized to pay any check, draft or other instrument for the payment of money drawn on any account of this Corporation which bears or appears to bear the facsimile signatures provided below or such other facsimile signature later certified by the Secretary or Assistant Secretary of the Corporation to be authorized, if the facsimile signature, regardless of how or by whom affixed, resembles a specimen facsimile signature provided to and filed with Bank.

Business Banking — General Deposit Resolution for Corporations

7. The Corporation agrees to be bound by all of the rules, regulations, charges and fees of Bank contained in the Bank's Schedule of Fees and Charges and any other account agreements it receives, and any modification(s) or amendment(s) of same, with the same effect as if each and every term thereof were set forth in full herein.

8. **The Corporation agrees that by opening any deposit account, Business Credit Account or Business Overdraft Protection Account with Bank or accepting any of the services connected with such accounts, either Bank or the Corporation may elect to require any dispute between us concerning the aforementioned accounts or any other Bank deposit account, Business Credit Account, or Business Overdraft Protection Account be resolved by binding arbitration. In the event of any litigation in which the Bank and the Corporation are adverse parties, the right to a trial by jury and to interpose any defense based upon any Statute of Limitations or any claims of laches, and any offset or counterclaim of any nature or description, is hereby waived by the Corporation.** The Corporation agrees that if an attorney is used by the Bank to enforce, declare or adjudicate any of the provisions herein or any of the rights herein granted to the Bank or to obtain payment of any obligations owed to the Bank, reasonable attorney's fees shall be payable by the Corporation. The Bank shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing, signed by the Bank, and then only to the extent therein set forth.

9. Any notice to the Bank shall be deemed effective only if sent to and received at the branch, division or department of the Bank designated as the location for receipt of such notice conducting the transaction or transactions affected. Any notice to the Corporation shall be deemed sufficient if sent to the last known address of this Corporation appearing on the records of the Bank.

10. The Corporation ratifies and confirms any and all transactions with Esquire Bank prior to the date of this Resolution.

11. The authority granted herein shall remain in full force and effect until revoked or modified by a properly executed new Resolution of the Board of Directors of the Corporation delivered to the Bank at the location wherein the account(s) of the Corporation is then maintained and the Bank has a reasonable opportunity to act on it. Any such notice shall not affect the validity of any transaction in process at the time the notice is received.

12. The Corporation certifies that the provisions in this Resolution are in conformity with the statutes applicable to, or organizational documents of the Corporation. Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

I FURTHER CERTIFY that the signatures and/or facsimile signatures appearing below and on the Bank's signature card are those of the authorized signers designated above and that each said individual is legally empowered, in accordance with the charter or bylaws of the Corporation, to exercise the authority provided for in this Resolution.

Name (Print)	Titles of Officer Held	Signature and/or Specimen Facsimile Signature (if applicable)
Kinney McGraw	CEO	[signature]

Complete below if additional signatories, other than Partners, are designated:

Name (Print)	Agent or Employee (Designate One)	Signature and/or Specimen Facsimile Signature (if applicable)

IN WITNESS WHEREOF, I have this day subscribed my name and affixed the seal of the Corporation.

(Corporate seal)

[signature]
Secretary (or Assistant Secretary)

4/14/17
Date

247-01 113 Rev. 1/07